Wheels Up Reports Second Quarter Results
Results highlight operating progress of recent initiatives

NEW YORK – August 14, 2023 – Wheels Up Experience Inc. (NYSE:UP) today announced financial results for the second quarter, which ended June 30, 2023.

Second Quarter 2023 Highlights

•Revenue decreased $90 million year-over-year to $335 million

•Net loss increased year-over-year to $161 million, driven by a $70 million non-cash goodwill impairment charge

•Adjusted EBITDA improved slightly year-over-year to a loss of $40 million

“The actions we have taken to improve our operations are translating to a better experience for our customers and an improved financial performance for the company,” said CFO and Interim CEO Todd Smith. “Our on-time performance and reliability are showing marked improvement while our Adjusted Contribution margin and Adjusted EBITDA are at the best levels in almost two years, reflecting our focus on our network strengths as well as significant cost reductions and process improvements. We still have more work to do, but I am extremely encouraged by this quarter’s performance.”

“We are continuing to engage with strategic and financial partners around the path forward and look forward to sharing more information in the days ahead. Meanwhile, we are continuing to provide exceptional service and experiences to our customers, who are reaping the benefits of our continued focus on operations.”

Announcement Details
•Company received a short-term capital infusion from Delta Air Lines, which is actively engaged with the company as it pursues strategic options.

•Member program changes launched in June focus flying in regions where Wheels Up has a significant network density. Company expects those programs to comprise over 50% of flying by the end of the year and drive continued improvement in Adjusted Contribution margin next year.

•Pursuant to a non-binding letter of intent, Wheels Up expects to divest non-core aircraft management business to Airshare, a well-respected operator in the United States with a complementary business.

•Licensed Avianis fleet management software to Portside, which will serve the existing base of customers, market to prospective customers and develop new features on the platform. Wheels Up has retained the intellectual property associated with Avianis and will continue to use it for its 1P fleet.

Financial and Operating Highlights

	As of June 30,
	2023	2022	% Change
Active Members(1)	11,639	12,667	(8)%

	Three Months Ended June 30,
(In thousands, except Active Users, Live Flight Legs and Flight revenue per Live Flight Leg)	2023	2022	% Change
Active Users(1)	12,549	13,119	(4)%
Live Flight Legs(1)	18,137	21,705	(16)%
Flight revenue per Live Flight Leg	12,973	13,088	(1)%
Revenue	$335,062	$425,512	(21)%
Net loss	$(160,593)	$(92,760)	(73)%
Adjusted EBITDA(1)	$(40,303)	$(46,889)	14%

	Six Months Ended June 30,
(In thousands)	2023	2022	% Change
Revenue	$686,874	$751,147	(9)%
Net loss	$(261,459)	$(181,800)	44%
Adjusted EBITDA(1)	$(89,218)	$(96,317)	7%
(1) For information regarding Wheels Up's use and definition of this measure see “Definitions of Key Operating Metrics and Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” sections herein.
For the second quarter:
•Active Members decreased 8% year-over-year to 11,639 offset by a higher mix of Core members, in line with our conscious efforts toward more profitable flying.
•Active Users decreased 4% year-over-year to 12,549.

•Live Flight Legs decreased 16% year-over-year to 18,137 reflecting our efforts to focus on profitable flying.

•Flight revenue per Live Flight Leg was relatively consistent year-over-year.

•Revenue decreased 21% year-over-year primarily driven by reduced flight revenue and reduced aircraft sales.

•Net loss increased by $67.8 million year-over-year primarily drive by the $70.0 million non-cash goodwill impairment charge recognized during the quarter.

•Adjusted EBITDA loss decreased by $6.6 million to $40.3 million, reflecting the impact of the March 2023 Restructuring Plan, our operational efficiency initiatives and other spend-reduction efforts.

About Wheels Up
Wheels Up is a leading provider of on-demand private aviation in the U.S. and one of the largest private aviation companies in the world. Wheels Up offers a complete global aviation solution with a large, modern and diverse fleet, backed by an uncompromising commitment to safety and service. Customers can access membership programs, charter, aircraft management services and whole aircraft sales, as well as unique commercial travel benefits through a strategic partnership with Delta Air Lines. Wheels Up also offers freight, safety and security solutions and managed services to individuals, industry, government and civil organizations.

Wheels Up is guided by the mission to connect private flyers to aircraft, and one another, through an open platform that seamlessly enables life’s most important experiences. Powered by a global private aviation marketplace connecting its base of approximately 12,000 members and customers to a network of approximately 1,500 safety-vetted and verified private aircraft, Wheels Up is widening the aperture of private travel for millions of consumers globally. With the Wheels Up mobile app and website, members and customers have the digital convenience to search, book and fly.

Cautionary Note Regarding Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the control of Wheels Up Experience Inc. (“Wheels Up”, or “we”, “us”, or “our”), that could cause actual results to differ materially from the results discussed in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions or strategies of Wheels Up regarding the future, including, without limitation, statements regarding: (i) Wheels Up’s ability to continue as a going concern, (ii) the expected impact of any potential acquisitions or divestitures, investments, financings, restructurings or other strategic transactions involving Wheels Up or its subsidiaries or affiliates, including realizing any anticipated benefits relating to any such transactions and any potential impacts on the trading prices and trading market for Wheels Up’s Class A common stock, par value $0.0001 per share; (iii) Wheels Up’s liquidity, future cash flows, measures intended to increase Wheels Up’s operational efficiency and certain restrictions related to its debt obligations; (iv) the impact of Wheels Up’s cost reduction efforts on its business and results of operations, including the timing and magnitude of such expected reductions and any associated expenses in relation to liquidity levels and working capital needs; (v) Wheels Up’s ability to perform under its contractual obligations and maintain or establish relationships with third-party vendors and suppliers; (vi) the degree of market acceptance and adoption of Wheels Up’s products and services, including member program changes implemented in June 2023; (vii) the size, demands and growth potential of the markets for Wheels Up’s products and services and Wheels Up’s ability to serve those markets; (viii) Wheels Up’s ability to compete with other companies engaged in the private aviation industry and to attract and retain customers; and (ix) general economic and geopolitical conditions, including due to fluctuations in interest rates, inflation, foreign currencies, consumer and business spending decisions, and general levels of economic activity. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual events and results to differ materially from those contained in such forward-looking statements, including those described in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC by Wheels Up on March 31, 2023 and Wheels Up’s other filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Wheels Up undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this press release or to conform these statements to actual results or revised expectations.

Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures such as Adjusted EBITDA, Adjusted Contribution and Adjusted Contribution Margin. These non-GAAP financial measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and should not be considered as an alternative to net income (loss), operating income (loss) or any other performance measures derived in accordance with GAAP. Definitions and reconciliations of non-GAAP financial measures to their most comparable GAAP counterparts are included in the "Definitions of Non-GAAP Financial Measures" and "Reconciliations of Non-GAAP Financial Measures" sections, respectively, in this press release. Wheels Up believes that these non-GAAP financial measures of financial results provide useful supplemental information to investors about Wheels Up. However, there are a number of limitations related to the use of these non-GAAP financial measures and their nearest GAAP equivalents, including that they exclude significant expenses that are required by GAAP to be recorded in Wheels Up’s financial measures. In addition, other companies may calculate non-GAAP financial measures differently, or may use other measures to calculate their financial performance, and therefore, Wheels Up’s non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP financial measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.

For more information on these non-GAAP financial measures, see the sections titled “Definitions of Key Operating Metrics," "Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included at the end of this earnings press release.

Contacts
Investors:
ir@wheelsup.com

Media:
press@wheelsup.com

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share data)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$151,828	$585,881
Accounts receivable, net	85,352	112,383
Other receivables	3,872	5,524
Parts and supplies inventories, net	23,423	29,000
Aircraft inventory	5,383	24,826
Aircraft held for sale	12,388	8,952
Prepaid expenses	53,626	39,715
Other current assets	14,001	13,338
Total current assets	349,873	819,619
Property and equipment, net	401,021	394,559
Operating lease right-of-use assets	91,409	106,735
Goodwill	282,133	348,118
Intangible assets, net	130,588	141,765
Other non-current assets	131,147	112,429
Total assets	$1,386,171	$1,923,225

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$26,504	$27,006
Accounts payable	52,110	43,166
Accrued expenses	115,864	148,945
Deferred revenue, current	828,607	1,075,133
Other current liabilities	47,632	49,968
Total current liabilities	1,070,717	1,344,218
Long-term debt, net	210,051	226,234
Operating lease liabilities, non-current	71,323	82,755
Warrant liability	5	751
Other non-current liabilities	21,256	17,347
Total liabilities	1,373,352	1,671,305

Equity:
Common Stock, $0.0001 par value; 250,000,000 authorized; 25,622,496 and 25,198,298 shares issued and 25,357,196 and 24,933,857 common shares outstanding as of June 30, 2023 and December 31, 2022, respectively	3	3
Additional paid-in capital	1,563,672	1,545,530
Accumulated deficit	(1,537,332)	(1,275,873)
Accumulated other comprehensive loss	(5,834)	(10,053)
Treasury stock, at cost, 265,300 and 264,441 shares, respectively	(7,690)	(7,687)
Total Wheels Up Experience Inc. stockholders’ equity	12,819	251,920
Non-controlling interests	—	—
Total equity	12,819	251,920
Total liabilities and equity	$1,386,171	$1,923,225

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$335,062	$425,512	$686,874	$751,147

Costs and expenses:
Cost of revenue	327,903	408,898	681,694	741,656
Technology and development	14,430	14,606	30,303	25,797
Sales and marketing	23,149	33,688	48,952	56,931
General and administrative	40,065	46,973	79,481	85,877
Depreciation and amortization	15,123	16,134	29,568	30,362
Gain on sale of aircraft held for sale	(2,621)	(663)	(3,487)	(2,634)
Impairment of goodwill	70,000	—	70,000	—
Total costs and expenses	488,049	519,636	936,511	937,989

Loss from operations	(152,987)	(94,124)	(249,637)	(186,842)

Other income (expense):
Loss on extinguishment of debt	(870)	—	(870)	—
Change in fair value of warrant liability	621	2,129	746	5,760
Interest income	1,865	405	5,686	482
Interest expense	(7,658)	—	(15,777)	—
Other expense, net	(1,580)	(850)	(1,435)	(880)
Total other income (expense)	(7,622)	1,684	(11,650)	5,362

Loss before income taxes	(160,609)	(92,440)	(261,287)	(181,480)

Income tax benefit (expense)	16	(320)	(172)	(320)

Net loss	(160,593)	(92,760)	(261,459)	(181,800)
Less: Net loss attributable to non-controlling interests	—	—	—	(387)
Net loss attributable to Wheels Up Experience Inc.	$(160,593)	$(92,760)	$(261,459)	$(181,413)

Net loss per share of Common Stock
Basic and diluted	$(6.28)	$(3.80)	$(10.27)	$(7.42)

Weighted-average shares of Common Stock outstanding:
Basic and diluted	25,570,200	24,408,604	25,446,199	24,434,744

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities
Net loss	$(261,459)	$(181,800)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	29,568	30,362
Equity-based compensation	18,142	43,335
Amortization of deferred financing costs and debt discount	1,124	—
Change in fair value of warrant liability	(746)	(5,760)
Gain on sale of aircraft held for sale	(3,487)	(2,634)
Loss on extinguishment of debt	870	—
Impairment of goodwill	70,000	—
Other	1,519	200
Changes in assets and liabilities:
Accounts receivable	27,698	(17,394)
Parts and supplies inventories	5,637	(2,754)
Aircraft inventory	(2,008)	(30,464)
Prepaid expenses	(14,499)	(9,442)
Other non-current assets	(16,420)	(27,496)
Accounts payable	9,166	9,345
Accrued expenses	(32,393)	(6,979)
Deferred revenue	(248,358)	67,391
Other assets and liabilities	3,976	(6,085)
Net cash used in operating activities	(411,670)	(140,175)

Cash flows from investing activities
Purchases of property and equipment	(12,201)	(76,464)
Purchases of aircraft held for sale	(961)	(43,774)
Proceeds from sale of aircraft held for sale, net	24,981	27,135
Acquisitions of businesses, net of cash acquired	22	(75,093)
Capitalized software development costs	(12,924)	(12,901)
Other	172	—
Net cash used in investing activities	(911)	(181,097)

Cash flows from financing activities
Purchase of shares for treasury	(3)	(6,689)
Repayments of long-term debt	(18,680)	—
Net cash used in financing activities	(18,683)	(6,689)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(540)	(4,345)

Net decrease in cash, cash equivalents and restricted cash	(431,804)	(332,306)
Cash, cash equivalents and restricted cash, beginning of period	620,153	786,722
Cash, cash equivalents and restricted, cash end of period	$188,349	$454,416

Supplemental disclosure of cash flow information:
Cash paid for interest	$16,097	$—

Definitions of Key Operating Metrics
Active Members. We define Active Members as the number of Connect, Core, and Business membership accounts that generated membership revenue in a given period and are active as of the end of the reporting period. We use Active Members to assess the adoption of our premium offerings which is a key factor in our penetration of the market in which we operate and a key driver of membership and flight revenue.
Active Users. We define Active Users as Active Members and jet card holders as of the reporting date plus unique non-member consumers who completed a revenue generating flight at least once in the given quarter and excludes wholesale flight activity. While a unique consumer can complete multiple revenue generating flights on our platform in a given period, that unique user is counted as only one Active User. We use Active Users to assess the adoption of our platform and frequency of transactions, which are key factors in our penetration of the market in which we operate and our growth in revenue.
Live Flight Legs. We define Live Flight Legs as the number of completed one-way revenue generating flight legs in a given period. The metric excludes empty repositioning legs and owner legs related to aircraft under management. We believe Live Flight Legs are a useful metric to measure the scale and usage of our platform, and our growth in flight revenue.
Definitions of Non-GAAP Financial Measures
Adjusted EBITDA. We calculate Adjusted EBITDA as net income (loss) adjusted for (i) interest income (expense), (ii) income tax expense, (iii) depreciation and amortization, (iv) equity-based compensation expense, (v) acquisition and integration related expenses and (vi) other items not indicative of our ongoing operating performance, including but not limited to, restructuring charges.
We include Adjusted EBITDA because it is a supplemental measure used by our management team for assessing operating performance. Adjusted EBITDA is used in conjunction with bonus program target achievement determinations, strategic internal planning, annual budgeting, allocating resources and making operating decisions. In addition, Adjusted EBITDA provides useful information for historical period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and variable amounts.
Adjusted Contribution and Adjusted Contribution Margin. We calculate Adjusted Contribution as gross profit (loss) excluding depreciation and amortization and adjusted further for (i) equity-based compensation included in cost of revenue, (ii) acquisition and integration expense included in cost of revenue, (iii) restructuring expense in cost of revenue and (iv) other items included in cost of revenue that are not indicative of our ongoing operating performance. Adjusted Contribution Margin is calculated by dividing Adjusted Contribution by total revenue.
We include Adjusted Contribution and Adjusted Contribution Margin as supplemental measures for assessing operating performance. Adjusted Contribution and Adjusted Contribution Margin are used to understand our ability to achieve profitability over time through scale and leveraging costs. In addition, Adjusted Contribution and Adjusted Contribution Margin provides useful information for historical period-to-period comparisons of our business and to identify trends.

Reconciliations of Non-GAAP Financial Measures
Adjusted EBITDA
The following table reconciles Adjusted EBITDA to net loss, which is the most directly comparable GAAP measure (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss	$(160,593)	$(92,760)	$(261,459)	$(181,800)
Add back (deduct)
Interest expense	7,658	—	15,777	—
Interest income	(1,865)	(405)	(5,686)	(482)
Income tax expense	(16)	320	172	320
Other expense, net	1,580	850	1,435	880
Depreciation and amortization	15,123	16,134	29,568	30,362
Change in fair value of warrant liability	(621)	(2,129)	(746)	(5,760)
Equity-based compensation expense	6,604	20,781	18,142	43,335
Acquisition and integration expenses(1)	74	7,511	2,108	11,345
Restructuring charges(2)	8,201	2,809	18,692	5,483
Atlanta Member Operations Center set-up expense(3)	9,170	—	16,130	—
Certificate consolidation expense(4)	4,873	—	7,520	—
Impairment of goodwill(5)	70,000	—	70,000	—
Other(5)	(491)	—	(871)	—
Adjusted EBITDA	$(40,303)	$(46,889)	$(89,218)	$(96,317)
__________________
(1)Consists of expenses incurred associated with acquisitions, as well as integration-related charges incurred within one year of acquisition date primarily related to system conversions, re-branding costs and fees paid to external advisors.
(2)For the three and six months ended June 30, 2023, includes restructuring charges related to the Restructuring Plan and related strategic business initiatives implemented in the first quarter of 2023, as well as expenses incurred during the second quarter of 2023 to support significant changes to our member programs and certain aspects of our operations, primarily consisting of consultancy fees associated with designing and implementing changes to our member programs, and severance and recruiting expenses associated with executive transitions. For the three and six months ended June 30, 2022, includes restructuring charges for employee separation programs following strategic business decisions.
(3)Consists of expenses associated with establishing the Atlanta Member Operations Center and its operations primarily including redundant operating expenses during the transition period, relocation expenses for employees and costs associated with onboarding new employees. The Atlanta Member Operations Center began operating on May 15, 2023.
(4)Consists of expenses incurred to execute consolidation of our FAA operating certificates primarily including pilot training and retention programs and consultancy fees associated with planning and implementing the consolidation process.
(5)Represents non-cash impairment charge related to goodwill recognized in the second quarter of 2023. See Note 1, Summary of Business and Significant Accounting Policies of the Notes to Condensed Consolidated Financial Statements included herein.
(6)Includes collections of certain aged receivables which were added back to Net Loss in the reconciliation presented for the twelve months ended December 31, 2022.
Refer to “Supplemental Expense Information” below, for further information

Adjusted Contribution and Adjusted Contribution Margin
The following table reconciles Adjusted Contribution to gross profit (loss), which is the most directly comparable GAAP measure (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$335,062	$425,512	$686,874	$751,147
Less: Cost of revenue	(327,903)	(408,898)	(681,694)	(741,656)
Less: Depreciation and amortization	(15,123)	(16,134)	(29,568)	(30,362)
Gross profit (loss)	(7,964)	480	(24,388)	(20,871)
Gross margin	(2.4)%	0.1%	(3.6)%	(2.8)%
Add back:
Depreciation and amortization	15,123	16,134	29,568	30,362
Equity-based compensation expense in cost of revenue	1,092	3,307	2,271	7,739
Restructuring expense in cost of revenue(1)	—	—	755	—
Atlanta Member Operations Center set-up expense in cost of revenue(2)	7,999	—	11,798	—
Certificate consolidation expense in cost of revenue(3)	1,840	—	4,441	—
Adjusted Contribution	$18,090	$19,921	$24,445	$17,230
Adjusted Contribution Margin	5.4%	4.7%	3.6%	2.3%
__________________
(1)For the six months ended June 30, 2023, includes restructuring charges related to the Restructuring Plan and other strategic business initiatives.
(2)Consists of expenses associated with establishing the Atlanta Member Operations Center and its operations primarily including redundant operating expenses during the transition period, relocation expenses for employees and costs associated with onboarding new employees. The Atlanta Member Operations Center began operating on May 15, 2023.
(3)Consists of expenses incurred to execute consolidation of our FAA operating certificates primarily including pilot training and retention programs and consultancy fees associated with planning and implementing the consolidation process.

Supplemental Revenue Information

(In thousands)	Three Months Ended June 30,		Change in
	2023	2022	$	%
Membership	$21,478	$24,020	$(2,542)	(11)%
Flight	235,284	284,071	(48,787)	(17)%
Aircraft management	48,502	60,718	(12,216)	(20)%
Other	29,798	56,703	(26,905)	(47)%
Total	$335,062	$425,512	$(90,450)	(21)%

(In thousands)	Six Months Ended June 30,		Change in
	2023	2022	$	%
Membership	$43,158	$44,667	$(1,509)	(3)%
Flight	467,046	520,434	(53,388)	(10)%
Aircraft management	112,196	121,224	(9,028)	(7)%
Other	64,474	64,822	(348)	(1)%
Total	$686,874	$751,147	$(64,273)	(9)%

Supplemental Expense Information

	Three Months Ended June 30, 2023
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$1,092	$673	$641	$4,198	$6,604
Acquisition and integration expenses	—	—	—	74	74
Restructuring charges	—	—	—	8,202	8,201
Atlanta Member Operations Center set-up expense	7,999	201	—	970	9,170
Certificate consolidation expense	1,840	—	—	3,033	4,873
Other	—	—	—	(491)	(491)

	Six Months Ended June 30, 2023
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$2,271	$1,157	$1,341	$13,373	$18,142
Acquisition and integration expenses	—	53	134	1,921	2,108
Restructuring charges	755	2,299	2,058	13,581	18,692
Atlanta Member Operations Center set-up expense	11,798	201	—	4,131	16,130
Certificate consolidation expense	4,441	—	—	3,079	7,520
Other	—	—	—	(871)	(871)

	Three Months Ended June 30, 2022
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$3,307	$655	$2,857	$13,962	$20,781
Acquisition and integration expense	—	—	—	7,511	7,511
Restructuring charges	—	—	—	2,809	2,809

	Six Months Ended June 30, 2022
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$7,739	$1,296	$5,558	$28,742	$43,335
Acquisition and integration expense	—	—	—	11,345	11,345
Restructuring charges	—	—	—	5,483	5,483